                                                             EXHIBIT 5.1

                                NIXON PEABODY LLP
                                Attorneys at Law
                                 Clinton Square
                              Post Office Box 31051
                         Rochester, New York 14603-31051
                                 (585) 263-1000
                               Fax: (585) 263-1600

                                 August 18, 2005

Home Properties, Inc.
850 Clinton Square
Rochester, New York 14604

Ladies and Gentlemen:

     We have  acted  as  counsel  to Home  Properties,  Inc. (the  "Company") in connection  with the  Registration  Statement on Form S-3,  filed today,  by the
Company with the Securities and Exchange  Commission under the Securities Act of
1933,  as  amended,  relating  to the offer and sale of up to 306,933  shares of common  stock,  par value  $0.01 per share (the  "Common  Stock"),  which may be issued from time to time to the "Selling  Shareholders" named in the  prospectus
("Prospectus")  forming a portion of the Registration  Statement in exchange for units in Home Properties, L.P. (the "Units") held by such Selling  Shareholders.
This  opinion  is being  provided  to you in  connection  with the filing of the
Registration Statement.

     We have examined the originals or copies, certified or otherwise identified to our  satisfaction,  of such  records of the Company and all such  agreements,
certificates   of  public   officials,   certificates   of   officers  or  other
representatives  of the  Company,  and such other  documents,  certificates  and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth  herein,  including (i) the Articles of Amendment and
Restatement of the Articles of Incorporation  of the Company,  as amended to the date hereof (the  "Articles  of  Incorporation"),  (ii) the Amended and Restated
By-Laws of the Company, as amended to the date hereof,  (iii) the Second Amended and Restated  Agreement of Limited  Partnership  of Home  Properties,  L.P.,  as
amended (the "Operating  Partnership  Agreement"),  and (iv) certified copies of certain resolutions duly adopted by the Board of Directors of the Company.

     As to factual  matters  material to the opinions  set forth below,  we have relied,  without  investigation,  upon the representations and statements of the
Company in the  Registration  Statement and in such  certificates  of government officials  and  officers  of the  Company as we have  deemed  necessary  for the purpose of the opinions expressed herein. The opinions stated herein are limited to the federal laws of the United States,  the laws of the State of New York and the General Corporation Law of the State of Maryland.

     Based upon and subject to the conditions and  limitations set forth herein, we are of the opinion that:

     When the  Registration  Statement has become effective under the Securities
Act of 1933,  as  amended,  and the shares of Common  Stock have been  issued in exchange for the Units as provided in the Operating Partnership  Agreement,  the shares of Common Stock issued will be duly  authorized,  validly  issued,  fully paid and non-assessable.

     We hereby consent to the reference to us under the caption "LEGAL  MATTERS"
in the Registration  Statement,  and to the filing of this opinion as an Exhibit to the Registration Statement, without implying or admitting that we are experts within the meaning of the  Securities  Act of 1933, as amended,  with respect to any part of the Registration Statement.

                                            Very truly yours,
                                            /s/ Nixon Peabody LLP